                                                                    EXHIBIT 11.1

                       LATTICE SEMICONDUCTOR CORPORATION

                      COMPUTATION OF NET INCOME PER SHARE
                     (In thousands, except per share data)
                                  (unaudited)

                                                     Three Months Ended       Nine Months Ended
                                                     ------------------       -----------------
                                                    Dec. 27,    Dec. 28,     Dec. 27,   Dec. 28,
                                                      1997        1996         1997       1996
                                                    --------    --------     --------   --------
Net income                                          $ 13,651    $ 11,278     $ 42,749   $ 32,186
                                                    --------    --------     --------   --------
                                                    --------    --------     --------   --------

Weighted average common shares outstanding            23,342      22,501       23,186     22,342
                                                    --------    --------     --------   --------

Effect of dilutive securities:
           Options and warrants                          639         572          702        435
                                                    --------    --------     --------   --------

Weighted average common and common
equivalent shares outstanding                         23,981      23,073       23,888     22,777
                                                    --------    --------     --------   --------
                                                    --------    --------     --------   --------

Net income per share (Basic)                        $   0.58    $   0.50     $   1.84   $   1.44
                                                    --------    --------     --------   --------
                                                    --------    --------     --------   --------

Net income per share (Diluted)                      $   0.57    $   0.49     $   1.79   $   1.41
                                                    --------    --------     --------   --------
                                                    --------    --------     --------   --------
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